Exhibit 3.3

THIRD AMENDED & RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MAINLINE MANAGEMENT LLC

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7.2	Effect of Dissolution	15
7.3	Application of Proceeds	16

ARTICLE VIII - MISCELLANEOUS		16
8.1	Notices	16
8.2	No Third Party Rights	16
8.3	Entire Agreement	16
8.4	Amendments to this Agreement	17
8.5	Severability	17
8.6	Headings	17
8.7	Governing Law	17

ii

THIRD AMENDED & RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MAINLINE MANAGEMENT LLC

THIS THIRD AMENDED & RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MAINLINE MANAGEMENT LLC (as amended from time to time, this “Agreement”), is made as of the        day of              , 2006, by Carlyle/Riverstone BPL Holdings II, L.P. (the “Member”), a Delaware limited partnership, as the sole member.

RECITALS:

WHEREAS, the Member has caused MainLine Management LLC, a Delaware limited liability company (the “Company”), to be formed as a limited liability company under the Delaware Limited Liability Company Act on                                        and a Certificate of Formation was filed with the Secretary of State of the State of Delaware on such date;

WHEREAS, on December 15, 2004 the Company and the Member entered into a Second Amended & Restated Limited Liability Company Agreement of the Company (the “Prior Agreement”);

WHEREAS, the Company has caused Buckeye GP Holdings L.P. (“Holdings”) to be formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act; and

WHEREAS, the Member now desires to execute this Agreement to amend and restate the Prior Agreement.

NOW THEREFORE,

AGREEMENT:

In consideration of the premises and the agreements contained herein, the undersigned declares and agrees as follows:

ARTICLE I - DEFINITIONS

1.1          Terms Defined Herein.  As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question.

“Agreement” has the meaning given in the first paragraph.

“Applicable Law” means (a) any United States Federal, state or local law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Partnership are listed or quoted.

“Audit Committee” has the meaning given in Section 4.4(b).

“Bankruptcy” or “Bankrupt” means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law has been commenced against such Person and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 Days have expired without the appointment’s having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supercede and replace the definition of “Bankruptcy” set forth in the Act.

“Board of Directors” or “Board” means the board of directors of the Company established under Article IV hereof.

“Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other contracts, agreements or commitments that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory or contractual pre-emptive rights or pre-emptive rights granted under a Person’s organizational or constitutive documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

“Company” means MainLine Management LLC, a Delaware limited liability company.

“Company Obligation” has the meaning given in Section 4.1(d).

“Compensation Committee” has the meaning given in Section 4.4(c).

“Control” means the possession, directly or indirectly, of the power and authority to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Director” means a member of the Board of Directors.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership, limited liability company, trust or similar interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person (including any incentive distribution rights).

“Group Member” means each member of the Holdings Group.

“Holdings” means Buckeye GP Holdings L.P., a Delaware limited partnership.

“Holdings Group” means, collectively, the Company and any entities which control the Company or are under common control with the Company, including Holdings, but excluding Buckeye GP LLC and its subsidiaries.

“Holdings Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Buckeye GP Holdings L.P., dated as of                          , 2006, as amended from time to time and any successor agreement.

“Incentive Plan” means any plan or arrangement pursuant to which the Company may compensate its employees, consultants, directors and/or service providers.

“Indemnitee” means (a) any Person who is or was an Affiliate of the Company, (b) any Person who is or was a member, manager, partner, officer, director, employee, agent or trustee of the Company or any Affiliate of the Company and (c) any Person who is or was serving at the request of the Company or any Affiliate of the Company as an officer, director, employee, member, manager, partner, agent, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Independent Director” has the meaning given in Section 4.2(a).

“Interest” refers to all of the Member’s rights and interests in the Company in the Member’s capacity as a Member, all as provided in the Certificate, this Agreement and the Act, including, without limitation, the Member’s interest in the capital, income, gain, deductions, losses, and credits of the Company.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority.

“Limited Partner” shall have the meaning given such term in the Holdings Partnership Agreement.

“Member” means Carlyle/Riverstone BPL Holdings II, L.P. and any successor to the Equity Interest owned by Carlyle/Riverstone BPL Holdings II, L.P.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

“Notice” has the meaning given in Section 8.1.

“Person” means any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.

“Special Approval” means approval by a majority of the members of the Audit Committee.

1.2          Construction.  Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine and neuter, (b) the singular forms of nouns, pronouns and verbs shall include the plural and vice versa, (c) all references to Articles and Sections refer to articles and sections in this Agreement, each of which is made a part for all purposes and (d) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II - BUSINESS PURPOSES AND OFFICES

2.1          Name; Business Purpose.

(a)           The name of the Company shall be as stated in the Certificate. The name of the Company may be changed from time to time by the determination of the Member.

(b)           The business purpose of the Company is to act as the general partner of the Partnership, and to do any and all things necessary, appropriate or incidental thereto. The Company is formed only for such business purpose and shall not be deemed to create any declaration or agreement by the Company or the Member with respect to any other activities whatsoever other than the activities within such business purpose.

2.2          Powers.  In addition to the powers and privileges conferred upon the Company by Law and those incidental thereto, the Company shall have the same powers as a natural person to do all things necessary or convenient to carry out its business and affairs.

2.3          Principal Office.  The principal office of the Company shall be located at such place as the Member may determine from time to time.

2.4          Liability of the Member.  The Member, solely by reason of being the Member, shall not be liable, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, whether arising in contract, tort or otherwise. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Member for liabilities of the Company.

2.5          Registered Office and Registered Agent.   The location of the registered office and the name of the registered agent of the Company in the State of Delaware shall be as stated in the Certificate. The registered office and registered agent of the Company in the State of Delaware may be changed, from time to time, by the Member.

2.6          Amendment of the Certificate.   The Company shall amend the Certificate at such time or times and in such manner as may be required by the Act and this Agreement.

2.7          Effective Date.   This Agreement shall be effective on the date of this Agreement.

2.8          Outside Activities.   Subject to the terms of any applicable employment contract or other agreement, each Member, Manager and officer of the Company may engage in any capacity (as owner, employee, consultant, or otherwise) in any activity, whether or not such activity competes with or is benefited by the business of the Company, without being liable to the Company or the other Members or Managers for any income or profit derived from such activity. Subject to the terms of any applicable employment contract or other agreement, no Member, Manager or officer of the Company shall be obligated to make available to the Company or any other Member, Manager or officer of the Company any business opportunity of which such Member, Manager or officer of the Company is or becomes aware.

ARTICLE III - OWNERSHIP INTEREST

3.1          Interest.   The Member shall own the entire Equity Interest of the Company and as such the Interest held by the Member is the only outstanding Interest of the Company.

3.2          Voting.   Unless otherwise granted to the Board of Directors in the Certificate or this Agreement, the Member shall possess the entire voting interest in all matters relating to the Company, including, without limitation, matters relating to the amendment of this Agreement, appointment and removal of Directors, any merger, consolidation or conversion of the Company, sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company. The Member may take such action as may be appropriate for the Member of a limited liability company under the Act by a written consent signed by the Member.

3.3          Distribution.   Distributions by the Company of cash or other property shall be made to the Member at such time as the Board of Directors deems appropriate.

3.4          Liability.

(a)           No Member shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company.

(b)           The Company and the Member agrees that the rights, duties and obligations of the Member in its capacities as members of the Company are only as set forth in this Agreement and as otherwise arise under the Act.

3.5          Membership Interests Certificated.   All Equity Interests in the Company shall be certificated and the Company hereby irrevocably elects that all such Equity Interests shall be “securities” governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction, as it may be amended from time to time. Each certificated Equity Interests shall bear the following legend:  “This certificate evidences an interest in MainLine Management LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.”

ARTICLE IV - MANAGEMENT AND BOARD OF DIRECTORS

4.1          General Powers of Directors.   The business and affairs of the Company shall be fully vested in, and managed by, the Board and any executive officers elected pursuant to Section 4.5. The Directors and executive officers shall collectively constitute “managers” of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the executive officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The executive officers shall be vested with such powers and duties as are set forth in Section 4.5 hereof and as are specified by the Board. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the executive officers who shall be agents of the Company.

In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by this Agreement, the Holdings Partnership Agreement, the Act or Applicable Law.

4.2          Constitution of Board of Directors.

(a)           The number of directors constituting the Board shall be no less than three and no more than nine (each a “Director” and collectively, the “Directors”), unless otherwise fixed from time to time by the Member, at least three (3) of whom must meet the independence, qualification and experience requirements of the New York Stock Exchange and the independence, qualification and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (or any successor Law), the rules and regulations of the SEC, other applicable Law and the charter of the Audit Committee (each, an “Independent Director”); provided, however, that, subject to Section 4.3(f)(ii), if at any time at least three (3) of the members of the Board of Directors are not

Independent Directors, the Board of Directors shall still have all powers and authority granted to it hereunder, but the Board of Directors and Member shall endeavor to elect additional Independent Directors to come into compliance with this Section 4.2(a). The Directors shall be appointed by the Member and shall serve as Directors of the Company until their resignation, death or removal from office or until their successors are elected and qualified. If the Company delegates to an existing or newly formed wholly-owned subsidiary the power and authority to manage and control the business and affairs of the Partnership, this Section 4.2(a) shall be applicable with respect to the board of directors or other governing body of such subsidiary and the Member and the Company agree to use their commercially reasonable efforts to take such action as shall be necessary or appropriate to give effect to and implement such provisions with respect to such subsidiary.

(b)           Vacancies; Increases in the Number of Directors.  Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by appointment by the Member.

4.3          Meetings.

(a)           Regular Meetings.  The Board shall meet at least quarterly. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

(b)           Special Meetings.  A special meeting of the Board may be called at any time at the request of (a) the Chairman of the Board or (b) a majority of the Directors then in office.

(c)           Notice.  Written notice of all regular meetings of the Board must be given to all Directors at least five Days prior to the regular meeting of the Board and one Business Day prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three Days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to this Agreement, as provided herein. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

(d)           Action by Consent of Board.  Except as otherwise required by Applicable Law, all decisions of the Board shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum, as described in Section 4.3(f), is present. To the extent permitted by Applicable Law, the Board may act without a meeting so long as all Directors shall have executed a written consent with respect to any Board action taken in lieu of a meeting.

(e)           Conference Telephone Meetings.  Directors or members of any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(f)            Quorum.

(i)            Except as provided in Section 4.3(f)(ii), a majority of Directors, present in person or participating in accordance with Section 4.3(e), shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Any act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

(ii)           With respect to any of the actions described in Section 4.1(a)-(l), (I) at least two of the Independent Directors shall be required to be present at the meeting called to consider any such action, and (II) the act of a majority of the members (at least two of which members voting in favor of such act must be Independent Directors) of the Board of Directors present at such meeting duly called in accordance with Section 4.3 at which a quorum is present, shall be the act of the Board of Directors

(g)           A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be conclusively presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

4.4          Committees.

(a)           The Board may establish committees of the Board and may delegate certain of its responsibilities to such committees.

(b)           The Board shall have an audit committee (the “Audit Committee”) comprised of not less than three Directors, all of whom shall be Independent Directors. The Audit committee shall establish a written audit committee charter in accordance with the rules of the New York Stock Exchange, Inc. (the “NYSE”), as amended from time to time. The Audit Committee shall be responsible for (1) approving or disapproving, as the case may be, any matters regarding the business and affairs of the Company and the Partnership required to be considered by, or submitted to, the Audit Committee pursuant to the terms of the Holdings

Partnership Agreement, (2) amending (a) Section 2.1(b), (b) Section 4.7, (c) the definitions of “Audit Committee” or “Special Approval” (d) the requirement that at least three directors be Independent Directors, or (e) this Section 4.4(b) and (3) performing such other functions as the Board may assign from time to time, or as may be specified in the charter of the Audit Committee. In acting or otherwise voting on the matters referred to in this Section 4.4(b), to the fullest extent permitted by law, including Section 18-1101(c) of the Act and Section 17-1101(c) of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, the Directors constituting the Audit Committee shall consider only the interest of the Company or the Partnership, as applicable. Any matter approved by the Audit Committee in the manner provided for in the Holdings Partnership Agreement shall be conclusively deemed to be fair and reasonable to the Partnership and not a breach by the Company of any fiduciary or other duties owed to the Partnership by the Company (or the members of the Board of Directors or any of their or the Company’s Affiliates).

(c)           The Board may have a compensation committee comprised of those Directors appointed thereto from time to time by the Board; provided, however, that if no Directors have been so appointed to the compensation committee, then the entire Board shall serve as the compensation committee (the “Compensation Committee”). The Compensation Committee shall be charged with setting compensation for officers of the Company and the Partnership, as well as administering any Incentive Plans put in place by the Company or the Partnership. Any non-reimbursable compensation shall be set by the Member.

(d)           A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 4.3(c). The Board shall have power at any time to fill vacancies in, or to change the membership of, any committee, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

(e)           Compliance with Law and NYSE Regulations.  The Board shall take such actions as are necessary from time to time, including without limitation with respect to the governance of the Company and the Partnership, to cause the Partnership to comply with the listing requirements of the NYSE and to maintain the listing of the units of limited partnership interest of the Partnership on the NYSE; provided, that this Section 4.4 shall not be deemed to require the Board to take any actions in order to maintain the Partnership’s compliance with quantitative continued listing requirements contained in Section 802.01A, 8.02.01B or 802.01C of the NYSE’s Listed Company Manual.

(f)            Removal.  Any Director or the entire Board may be removed, with or without cause, by the Member.

4.5          Officers.

(a)           The officers of the Company shall be a Chairman of the Board, a President, a Secretary, a Chief Financial Officer or Treasurer, one or more Vice

Presidents and such other officers, agents and employees as the Board of Directors may deem proper. Any two or more offices may be held by the same person, except the offices of President and Secretary.

(b)           The officers of the Company shall be elected by the Board of Directors. Each officer shall hold office until a successor shall have been elected and qualified or until such officer’s death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

(c)           Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term thereof at any meeting of the Board

(d)           The Chairman of the Board shall preside at all meetings of the Limited Partners and meetings of the Board and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the Member as directed by the Board. The Directors also may elect a Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act.

(e)           The President shall act as the Chief Executive Officer of the Company and shall be responsible for the administration and operation of the Company’s business and general supervision of its policies and affairs and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The President, if he is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Limited Partners and meetings of the Board.

(f)            The Board of Directors, in its discretion, may elect one or more vice presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each vice president shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

(g)           The Secretary shall:  (a) keep records of Company action, including the records of action taken by the Member and minutes of meetings of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; and (c) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

(h)           The Board of Directors, in its discretion, may elect one or more assistant secretaries. The assistant secretaries in general shall perform such duties as shall be assigned to them by the Chief Executive Officer, Secretary or the Board of Directors.

(i)            Chief Financial Officer or Treasurer.

(A)          The Chief Financial Officer or Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Chief Financial Officer or Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Chief Financial Officer or Treasurer shall, in general, perform all duties incident to the office of the Chief Financial Officer or Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors.

(B)           Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in this Agreement or assigned to them by the Board of Directors or the Treasurer. Assistant Treasurers shall assist the Chief Financial Officer or Treasurer in the performance of the duties assigned to the Chief Financial Officer or Treasurer, and in assisting the Chief Financial Officer or Treasurer, each Assistant Treasurer shall for such purpose have the powers of the Chief Financial Officer or Treasurer. During the Chief Financial Officer or Treasurer’s absence or inability, the Chief Financial Officer or Treasurer’s authority and duties shall be possessed by such Assistant Treasurer or Treasurers as the Board of Directors may designate.

4.6          Authorization of Persons to Act.   At any time and from time to time, the Board of Directors may designate any Person to carry out the decisions of the Board of Directors, including, but not limited to, the execution of any instruments on behalf of the Company.

4.7          Certain Undertakings Relating to the Separateness of the Company and the Partnership.

(a)           Separate Records.  The Company shall, and shall cause the Partnership to, maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements, separate from those of any other Person, other than other Group Members and, in the case of financial statements, Buckeye GP LLC.

(b)           Separate Assets.  The Company shall not, and shall cause the Partnership to not, commingle or pool its funds or other assets with those of any other Person, other than other Group Members.

(c)           Separate Name.  The Company shall, and shall cause the Partnership to, (i) conduct its business in its own name, (ii) use separate stationery, invoices, and checks,

(iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as a separate entity.

(d)           Separate Credit.  The Company shall not, and shall cause the Partnership to not, (i) pay its own liabilities from a source other than its own funds, (ii) guarantee or become obligated for the debts of any other Person, other than other Group Members, (iii) hold out its credit as being available to satisfy the obligations of any other Person, other than other Group Members or (iv) pledge its assets to secure the obligations of any other Person or make loans or advances to any Person, in each case other than other Group Members.

(e)           Separate Formalities.  The Company shall, and shall cause the Partnership to, observe all limited liability company, or in the case of the Partnership, limited partnership formalities and other formalities required by their organizational documents, the laws of the State of Delaware, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over them.

ARTICLE V - INDEMNIFICATION OF
DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

5.1          Indemnification.

(a)           To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 5.1 shall be made only out of the assets of the Company.

(b)           To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.1.

(c)           The indemnification provided by this Section 5.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)           The Company may purchase and maintain insurance on behalf of the Company, its Affiliates and such other Persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 5.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 5.1(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

(f)            An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g)           The provisions of this Section 5.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(h)           No amendment, modification or repeal of this Section 5.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

5.2          Liability of Indemnitees.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company or any other Persons who have acquired membership interests in the Company, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b)           To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, such Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Indemnitee.

(c)           Any amendment, modification or repeal of this Section 5.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Company, and the Company’s directors, officers and employees under this Section 5.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

5.3          Enforcement of Indemnification.   In the event the Company refuses to indemnify any Person who may be entitled to be indemnified or to have expenses advanced under this Article V, such Person shall have the right to maintain an action in any court of competent jurisdiction against the Company to determine whether or not such Person is entitled to such indemnification or advancement of expenses hereunder. If such court action is successful and the Person is determined to be entitled to such indemnification or advancement of expenses, such Person shall be reimbursed by the Company for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

5.4          Severability.   If any provision of this Article V or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other Persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all Persons and to give the maximum possible protection to Persons subject to indemnification hereby within the bounds of validity, legality and enforceability.

5.5          Other Business Ventures.   The Member may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not similar or identical to the business of the Company, and the Company shall have no right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom. The Member shall not be required to devote all of its time or business efforts to the affairs of the Company, but shall devote so much of its time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company. The foregoing shall not supersede any employment, confidentiality, noncompete or other specific agreement that may exist between the Company (or an Affiliate of the Company) and the Member (or an Affiliate of the Member).

ARTICLE VI - ACCOUNTING MATTERS

6.1          Fiscal Year.   The fiscal year and taxable year of the Company shall end on December 31 of each year, unless a different year is required by the Code or otherwise established by the Board of Directors.

6.2          Books and Records.   At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all Company transactions and be appropriate and adequate for the Company’s business.

ARTICLE VII - DISSOLUTION AND TERMINATION

7.1          Events Causing Dissolution.

(a)           The Company shall be of perpetual duration; however, the Company shall dissolve and its affairs shall be wound up on the first to occur of the following events:

(i)            the unanimous consent of the Board of Directors;

(ii)           the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

(iii)          at any time there are no members of the Company, unless the Company is continued in accordance with the Act or this Agreement.

(b)           No other event shall cause a dissolution of the Company.

(c)           Upon the occurrence of any event that causes there to be no members of the Company, to the fullest extent permitted by law, the personal representative of the Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of the Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(d)           Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause such member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

7.2          Effect of Dissolution.   Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Board shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Board shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 7.4, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

7.3          Application of Proceeds.   Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

(a)           To the payment of debts and liabilities of the Company (including to the Member to the extent otherwise permitted by law) and the expenses of liquidation.

(b)           Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Board of Directors, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

(c)           The remainder to the Member.

ARTICLE VIII - MISCELLANEOUS

8.1          Notices.   Any notice, demand, request or other communication (a “Notice”) required or permitted to be given by this Agreement or the Act to the Company, the Member, a Director, or any other Person shall be sufficient if in writing and if hand delivered or mailed by registered or certified mail to the Company at its principal office or to the Member or any other Person at the address of the Member or such other Person as it appears on the records of the Company or sent by facsimile transmission to the telephone number, if any, of the recipient’s facsimile machine as such telephone number appears on the records of the Company. All Notices that are mailed shall be deemed to be given when deposited in the United States mail, postage prepaid. All Notices that are hand delivered shall be deemed to be given upon delivery. All Notices that are given by facsimile transmission shall be deemed to be given upon receipt, it being agreed that the burden of proving receipt shall be on the sender of such Notice and such burden shall not be satisfied by a transmission report generated by the sender’s facsimile machine.

8.2          No Third Party Rights.   None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including, but not limited to, creditors of the Company; provided, however, the Company may enforce any rights granted to the Company under the Act, the Certificate, or this Agreement.

8.3          Entire Agreement.   This Agreement, together with the Certificate, constitutes the entire agreement, relative to the formation, operation and continuation of the Company.

8.4          Amendments to this Agreement.   Except as otherwise provided herein, this Agreement shall not be modified or amended in any manner other than with the written approval of the Member.

8.5          Severability.   In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

8.6          Headings.   The headings of the Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

8.7          Governing Law.   This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the sole Member of the Company has duly executed this Agreement as of the date first written above.

CARLYLE/RIVERSTONE BPL HOLDINGS II, L.P.

By:	Carlyle/Riverstone Energy Partners II, L.P.
Its General Partner

By:	C/R ENERGY GP II, LLC
Its General Partner

By:

Authorized Person

[Amended and Restated Limited Liability Company Agreement of MainLine Management LLC]